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                                                                    EXHIBIT 10.2



                             SHAREHOLDER AGREEMENT



                                                                          , 1999



CoreComm Limited


110 East 59th Street


New York, New York 10022



Ladies and Gentlemen:



     The undersigned understands that CoreComm Limited, a Bermuda corporation ("CoreComm"), has entered into an Agreement and Plan of Merger, dated as of February 17, 1999, as amended on May 3, 1999 (the "Merger Agreement"), among CoreComm, MegsINet Inc., an Illinois corporation ("MegsINet"), and CoreComm Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of CoreComm ("Sub"), providing for, among other things, the merger of MegsINet with Sub (the "Merger"). Subject to the terms and conditions of the Merger Agreement, the outstanding MegsINet common stock, no par value per share, the MegsINet 1998A Series Convertible Preferred Stock, par value $.01 per share, and the MegsINet 1999A Series Convertible Preferred Stock, par value $.01 per share, will be exchanged in consideration for the receipt of either shares of Common Stock, par value $.01 per share, of CoreComm (the "Common Stock"), or cash or both.



     In consideration of the execution of the Merger Agreement by CoreComm, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that the undersigned can only, directly or indirectly, offer for sale, sell, contract to sell, transfer, give, pledge, assign, irrevocably hypothecate, grant any option for the sale of or otherwise dispose of any shares of Common Stock or any security convertible into or exchangeable or exercisable for shares of Common Stock which the undersigned may beneficially own (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) or enter into any agreement regarding the same as follows: (i) the shareholder may not transfer any of the shareholder's CoreComm common stock in the first 120 days following the closing; (ii) the shareholder may transfer up to 25% of the shareholder's CoreComm common stock from and after the 120th day following the closing; (iii) the shareholder may transfer up to 50% of the shareholder's CoreComm common stock from and after the earlier of (A) the 180th day following the closing or (B) December 31, 1999; (iv) the shareholder may transfer up to 75% of the shareholder's CoreComm common stock from and after the 240th day following the closing; and (v) the shareholder may transfer any or all of the shareholder's CoreComm common stock from and after the 365th day following the closing. The foregoing agreements shall be binding on the undersigned and the undersigned's successors and assigns.



                                              Very truly yours,



                                              MEGSINET INC. SHAREHOLDER:


                                              ----------------------------------

                                              Name: